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As filed with the Securities and Exchange Commission on January 16, 2015

File No. 001-36597

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to

Form 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	47-1016855 (I.R.S. Employer Identification Number)

938 University Park Boulevard, Suite 200 Clearfield, UT (Address of Principal Executive Offices)	84015 (Zip Code)

Registrant's telephone number, including area code:

(801) 779-4600
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01	NYSE

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 Vista Outdoor Inc.
Information Required in Registration Statement
Cross-Reference Sheet Between the Information Statement and Items of Form 10

        This registration statement on Form 10 incorporates by reference information contained in our Information Statement filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
1.	Business	See "Summary," "Risk Factors," "Cautionary Statement Concerning Forward-Looking Statements," "The Spin-Off," "Capitalization," "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Where You Can Find More Information"
1A.	Risk Factors	See "Risk Factors" and "Cautionary Statement Concerning Forward-Looking Statements"
2.	Financial Information	See "Summary," "Risk Factors," "Capitalization," "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"
3.	Properties	See "Business—Properties"
4.	Security Ownership of Certain Beneficial Owners and Management	See "Security Ownership of Certain Beneficial Owners and Management"
5.	Directors and Executive Officers	See "Management"
6.	Executive Compensation	See "Management" and "Executive Compensation"
7.	Certain Relationships and Related Transactions, and Director Independence	See "Risk Factors," "Management" and "Certain Relationships and Related Party Transactions"
8.	Legal Proceedings	See "Business—Legal Proceedings"
9.	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters	See "The Spin-Off," "Dividend Policy," "Security Ownership of Certain Beneficial Owners and Management" and "Description of Our Capital Stock"
10.	Recent Sales of Unregistered Securities	See "Description of Our Capital Stock"
11.	Description of Registrant's Securities to be Registered	See "Description of Our Capital Stock"
12.	Indemnification of Directors and Officers	See "Description of Our Capital Stock" and "Certain Relationships and Related Party Transactions—Agreements with ATK—Transaction Agreement"
13.	Financial Statements and Supplementary Data	See "Summary," "Selected Historical Financial Data" and "Index to Financial Statements" and the financial statements referenced therein
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None
15.	Financial Statements and Exhibits	(a) Financial Statements
See "Index to Financial Statements" and the financial statements referenced therein
(b) Exhibits
See below

        The following documents are filed as exhibits hereto:

Exhibit Number		Exhibit Description
2.1	+*	Transaction Agreement, dated as of April 28, 2014, among Alliant Techsystems Inc., Vista SpinCo Inc., Vista Merger Sub Inc. and Orbital Sciences Corporation.
2.2*		Form of Transition Services Agreement, among Alliant Techsystems Inc. and Vista Outdoor Inc.
2.3*		Form of Ammunition Products Supply Agreement, among Alliant Techsystems Operations LLC and Federal Cartridge Company.
2.4*		Form of Powder Products Supply Agreement, among Alliant Techsystems Operations LLC and Federal Cartridge Company.
2.5	+	Form of Tax Matters Agreement, among Alliant Techsystems Inc. and Vista Outdoor Inc.
3(i).1		Form of Amended and Restated Certificate of Incorporation of Vista Outdoor Inc.
3(ii).1	+	Form of Amended and Restated Bylaws of Vista Outdoor Inc.
8.1		Opinion of Cravath, Swaine & Moore LLP as to certain tax matters.
10.1		Form of Vista Outdoor Inc. 2014 Stock Incentive Plan.
10.2		Form of Vista Outdoor Inc. Executive Officer Incentive Plan.
10.3		Employment Agreement between Vista Outdoor Inc. and Mark W. DeYoung.
10.4		Form of Vista Outdoor Inc. Income Security Plan.
10.5		Form of Vista Outdoor Inc. Executive Severance Plan.
10.6	+	Form of Vista Outdoor Inc. Nonqualified Deferred Compensation Plan.
10.7	+	Form of Vista Outdoor Inc. Defined Benefit Supplemental Executive Retirement Plan.
10.8	+	Form of Vista Outdoor Inc. Defined Contribution Supplemental Executive Retirement Plan.
10.9	+	Vista Outdoor Inc. Credit Agreement, among Vista Outdoor Inc., Bank of America, N.A. and the Lenders Party Thereto.
10.10		Offer Letter between Vista Outdoor Inc. and Stephen S. Clark.
22.1		List of subsidiaries of Vista Outdoor Inc.
99.1		Preliminary Information Statement of Vista Outdoor Inc., subject to completion, dated January 16, 2015.

*
Exhibits have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The parties agree to furnish supplementally a copy of any omitted exhibit to the SEC upon its request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

+
Previously filed.

 SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 3 to its registration statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

VISTA OUTDOOR INC.,
By	/s/ MARK W. DEYOUNG
	Name:	Mark W. DeYoung
	Title:	Chairman and Chief Executive Officer

Dated: January 16, 2015

 EXHIBIT INDEX

Exhibit Number		Exhibit Description
2.1	+*	Transaction Agreement, dated as of April 28, 2014, among Alliant Techsystems Inc., Vista SpinCo Inc., Vista Merger Sub Inc. and Orbital Sciences Corporation.
2.2*		Form of Transition Services Agreement, among Alliant Techsystems Inc. and Vista Outdoor Inc.
2.3*		Form of Ammunition Products Supply Agreement, among Alliant Techsystems Operations LLC and Federal Cartridge Company.
2.4*		Form of Powder Products Supply Agreement, among Alliant Techsystems Operations LLC and Federal Cartridge Company.
2.5	+	Form of Tax Matters Agreement, among Alliant Techsystems Inc. and Vista Outdoor Inc.
3(i).1		Form of Amended and Restated Certificate of Incorporation of Vista Outdoor Inc.
3(ii).1	+	Form of Amended and Restated Bylaws of Vista Outdoor Inc.
8.1		Opinion of Cravath, Swaine & Moore LLP as to certain tax matters.
10.1		Form of Vista Outdoor Inc. 2014 Stock Incentive Plan.
10.2		Form of Vista Outdoor Inc. Executive Officer Incentive Plan.
10.3		Employment Agreement between Vista Outdoor Inc. and Mark W. DeYoung.
10.4		Form of Vista Outdoor Inc. Income Security Plan.
10.5		Form of Vista Outdoor Inc. Executive Severance Plan.
10.6	+	Form of Vista Outdoor Inc. Nonqualified Deferred Compensation Plan.
10.7	+	Form of Vista Outdoor Inc. Defined Benefit Supplemental Executive Retirement Plan.
10.8	+	Form of Vista Outdoor Inc. Defined Contribution Supplemental Executive Retirement Plan.
10.9	+	Vista Outdoor Inc. Credit Agreement, among Vista Outdoor Inc., Bank of America, N.A. and the Lenders Party Thereto.
10.10		Offer Letter between Vista Outdoor Inc. and Stephen S. Clark.
22.1		List of subsidiaries of Vista Outdoor Inc.
99.1		Preliminary Information Statement of Vista Outdoor Inc., subject to completion, dated January 16, 2015.

*
Exhibits have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The parties agree to furnish supplementally a copy of any omitted exhibit to the SEC upon its request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

+
Previously filed.

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Vista Outdoor Inc. Information Required in Registration Statement Cross-Reference Sheet Between the Information Statement and Items of Form 10
SIGNATURE
EXHIBIT INDEX